Exhibit 4.4

EXECUTION VERSION

INTERCREDITOR AGREEMENT

by and between

Morgan Stanley Senior Funding, Inc.,

as ABL Collateral Agent,

JPMORGAN CHASE BANK, N.A.,

as Term Loan Collateral Agent,

and

BNY Trust Company of Canada,

as Notes Collateral Agent

Dated as of July 13, 2010

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of July 13, 2010 by and among MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”)., in its capacity as a collateral agent (together with its successors and assigns in such capacity, the “ABL Collateral Agent”) for the institutions party from time to time to the Original ABL Credit Agreement referred to below, as lenders (such institutions, together with their successors, assigns and transferees, the “ABL Lenders”), JPMORGAN CHASE BANK, N.A. (“JPMCB”), in its capacity as collateral agent (together with its successors and assigns in such capacity, the “Term Loan Collateral Agent”) for the institutions party from time to time to the Original Term Loan Credit Agreement referred to below, as lenders (such institutions, together with their successors, assigns and transferees in such capacity, the “Term Loan Lenders”) and the other Term Loan Secured Parties (as defined below), and BNY TRUST COMPANY OF CANADA, in its capacity as collateral agent (together with its successors and assigns in such capacities, the “Notes Collateral Agent”; the Term Loan Collateral Agent and the Notes Collateral Agent, collectively, the “Term Collateral Agents”) for the holders of the notes issued under the Original Indenture referred to below (such holders, together with their successors, assigns and transferees, in such capacity, the “Noteholders”; the Term Loan Lenders and the Noteholders, collectively, the “Term Lenders”).

RECITALS

A. Pursuant to that certain Revolving Credit Agreement dated as of July 13, 2010 by and among Postmedia Network Inc. (“PNI”), as borrower (in such capacity, the “ABL Borrower”), the ABL Lenders, the ABL Collateral Agent, and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “ABL Administrative Agent”) (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, the “Original ABL Credit Agreement”), the ABL Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the ABL Borrower (the “ABL Facility”).

B. Pursuant to certain provisions of the Original ABL Credit Agreement (the “ABL Guaranties”) the undersigned ABL Guarantors (as hereinafter defined), have agreed to guarantee the payment and performance of the ABL Borrower’s obligations under the ABL Documents (as hereinafter defined).

C. As a condition to the effectiveness of the Original ABL Credit Agreement and to secure the obligations of the ABL Borrower and the ABL Guarantors (the ABL Borrower and the ABL Guarantors, collectively, the “ABL Credit Parties”) under and in connection with the ABL Documents, the ABL Credit Parties have granted to the ABL Collateral Agent (for the benefit of the ABL Secured Parties (as hereinafter defined)) Liens on the Collateral (as hereinafter defined).

D. Pursuant to that certain Term Loan Credit Agreement dated as of July 13, 2010 by and among PNI, as borrower (in such capacity, the “Term Loan Borrower”), the Term Loan Lenders, the Term Loan Collateral Agent, and JPMCB, as administrative agent (in such capacity, the “Term Loan Administrative Agent”) (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, the “Original Term Loan Credit Agreement”), the Term Loan Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the Term Loan Borrower (the “Term Loan Facility”).

E. Pursuant to certain provisions of the Original Term Loan Credit Agreement (the “Term Loan Guaranties”), the undersigned Term Loan Guarantors have agreed to guarantee the payment and performance of the Term Loan Borrower’s Term Loan Obligations.

F. As a condition to the effectiveness of the Original Term Loan Credit Agreement and to secure the obligations of the Term Loan Borrower and the Term Loan Guarantors (the Term Loan Borrower and the Term Loan Guarantors, collectively, the “Term Loan Credit Parties”) under and in connection with the Term Loan Documents, the Secured Swap Agreements and the Banking Services Agreements, the Term Loan Credit Parties have granted to the Term Loan Collateral Agent (for the benefit of the Term Loan Secured Parties (as hereinafter defined)) Liens on the Collateral.

G. Pursuant to that certain Indenture dated as of July 13, 2010 by and among PNI, as issuer (in such capacity, the “Notes Issuer”; the Term Loan Borrower and the Notes Issuer, collectively, the “Term Borrowers”), Bank of New York Mellon, as trustee (in such capacity, the “Notes Trustee”; the Term Loan Administrative Agent and the Notes Trustee, collectively, the “Term Agents”) and the Notes Collateral Agent (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, the “Original Indenture”; the Original Term Loan Credit Agreement and the Original Indenture, collectively, the “Original Term Agreements”), the Note Issuer has issued the 12.50% Senior Secured Notes due 2018 (the “Notes”) to the Noteholders.

H. Pursuant to certain provisions of the Original Indenture (the “Notes Guaranties”; the Term Loan Guaranties and the Notes Guaranties, collectively, the “Term Guaranties”), the Notes Guarantors have agreed to guarantee the payment and performance of the Notes Issuer’s obligations under the Notes Documents (as hereinafter defined).

I. As a condition to the effectiveness of the Original Indenture and to secure the obligations of the Notes Issuer and the Notes Guarantors (the Notes Issuer and the Notes Guarantors, collectively, the “Notes Credit Parties”; the Term Loan Credit Parties and the Notes Credit Parties, collectively, the “Term Credit Parties”) under and in connection with the Notes Documents, the Notes Credit Parties have granted to the Notes Collateral Agent (for the benefit of the Notes Secured Parties (as hereinafter defined)) Liens on the Collateral.

J. Each of the ABL Collateral Agent (on behalf of the ABL Administrative Agent and the ABL Lenders) and the Term Collateral Agent (on behalf of the Term Agents and the Term Lenders) desires to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein and the Credit Parties (as defined below) desire to acknowledge such relative priority.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 PPSA Definitions. The following terms which are defined in the PPSA are used herein as so defined: Accession, Chattel Paper, Documents of Title, Equipment, Financial Assets, Instrument, Inventory, Investment Property, Money, Security, Security Certificate, Securities Accounts and Security Entitlement.

Section 1.2 Other Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Administrative Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent” or “Administrative Agent” (or any equivalent title) under any ABL Credit Agreement.

“ABL Borrower” shall have the meaning assigned to that term in the introduction to this Agreement.

“ABL Collateral Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Collateral Agent” (or any equivalent title) under any ABL Credit Agreement.

“ABL Collateral Documents” shall mean all “Security Documents” as defined in the Original ABL Credit Agreement, all other security agreements, mortgages, deeds of trust, debentures, hypothecs and other collateral documents executed and delivered in connection with any ABL Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, and all PPSA financing statements and other filings, recordings or registrations filed or made pursuant to any ABL Credit Agreement or in respect of any such other ABL Collateral Document.

“ABL Credit Agreement” shall mean the Original ABL Credit Agreement and any other agreement designated by the ABL Borrower in writing to the Parties hereto as an “ABL Credit Agreement” extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the ABL Obligations, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

“ABL Credit Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“ABL Documents” shall mean the ABL Credit Agreement, the ABL Guaranties, the ABL Collateral Documents, those other ancillary agreements as to which the ABL Collateral Agent, the ABL Administrative Agent or any ABL Lender is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any ABL Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the ABL Collateral Agent or the ABL Administrative Agent, in connection with any of the foregoing or any ABL Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“ABL Facility” shall have the meaning assigned to such term in the recitals to this Agreement.

“ABL Guaranties” shall have the meaning assigned to that term in the recitals to this Agreement, and shall include all other guaranty agreements executed and delivered in connection with any ABL Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“ABL Guarantors” shall mean the collective reference to Holdco and any other Person who is now or hereafter becomes a guarantor under any of the ABL Guaranties.

“ABL Lenders” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any Person designated as a “Lender”, a “Swingline Lender” or an “Issuing Bank” (or any term of similar meaning) under any ABL Credit Agreement.

“ABL Obligations” shall mean all obligations of every nature of each ABL Credit Party from time to time owed to the ABL Collateral Agents, the ABL Administrative Agent, the ABL Lenders or any of them, under any ABL Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such ABL Credit Party, would have accrued on any ABL Obligation, whether or not a claim is allowed against such ABL Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under letters of credit, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the ABL Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with the terms thereof.

“ABL Permitted Access Purposes” shall have the meaning set forth in Section 3.6(a).

“ABL Permitted Access Right” shall have the meaning set forth in Section 3.6(a).

“ABL Priority Collateral” shall mean all Collateral consisting of the following:

(1) all Accounts;

(2) all Inventory;

(3) all (x) Deposit Accounts and Money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein or credited thereto and (y) Securities, Security Entitlements and Securities Accounts and all cash, checks and other property held therein or credited thereto, in each case, solely to the extent constituting cash or Cash Equivalents or representing a claim to Cash Equivalents;

(4) to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (1) through (3), all Chattel Paper, Documents of Title, Intangibles (other than any Intellectual Property), Instruments (including promissory notes) and commercial tort claims, provided that to the extent any of the foregoing also relates to Term Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (3) shall be included in the ABL Priority Collateral;

(5) to the extent evidencing or governing any of the items referred to in the preceding clauses (1) through (4), all Supporting Obligations, provided that to the extent any of the foregoing also relates to Term Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (4) shall be included in the ABL Priority Collateral;

(6) all books and Records relating to the items referred to in the preceding clauses (1) through (5) (including all books, databases, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (5));

(7) all collateral security and guarantees, insurance policies and insurance claims, and claims for expropriation, condemnation or similar awards, in each case, with respect to any property of a type identified in the foregoing as ABL Priority Collateral; and

(8) all Proceeds of any of the above that are not otherwise ABL Priority Collateral hereunder arising after either (A) the commencement of an Insolvency Proceeding with respect to any of the ABL Credit Parties, (B) the commencement of the Exercise of Any Secured Creditor Remedies with respect to any of the Collateral or (C) the acceleration of any of the ABL Obligations or the Term Obligations;

provided, that ABL Priority Collateral shall exclude (i) all Accounts constituting proceeds of any sale or disposition of any Term Priority Collateral and all insurance policies and insurance claims, and claims for expropriation, condemnation or similar awards, in each case, with respect to any Term Priority Collateral, (ii) all Asset Sales Proceeds Accounts, (iii) all cash and Cash Equivalents held in or credited to any Asset Sales Proceeds Account or, subject to Section 3.7, pending a deposit therein or credit thereto, in each case, constituting (A) proceeds of any sale or disposition of any Term Priority Collateral (including pursuant to any Account described in clause (i) above received as consideration in connection with any such sale or disposition), (B) insurance proceeds or expropriation, condemnation or similar awards in respect of any Term Priority Collateral or (C) any proceeds or investment of any thereof, and (iv) all Proceeds of any Term Priority Collateral that are otherwise ABL Priority Collateral hereunder arising after either (A) the commencement of an Insolvency Proceeding with respect to any of the Term Loan Credit Parties, (B) the commencement of the Exercise of Any Secured Creditor Remedies with respect to any of the Collateral or (C) the acceleration of any of the ABL Obligations or the Term Obligations.

“ABL Recovery” shall have the meaning set forth in Section 5.3(a).

“ABL Secured Parties” shall mean, collectively, the ABL Collateral Agent, the ABL Administrative Agent, the Joint Collateral Agents (as defined in the ABL Credit Agreement) and the ABL Lenders.

“Account(s)” means “accounts” as defined in the PPSA, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Affiliate” shall mean, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, each ABL Collateral Agent, the ABL Administrative Agent, each Term Collateral Agent and each Term Agent.

“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Applicable Term Obligations” shall mean (a) with respect to the Term Loan Collateral Agent, the Term Loan Administrative Agent or any other Term Loan Secured Party, the Term Loan Obligations and (b) with respect to the Notes Collateral Agent, the Notes Trustee or any Noteholder, the Notes Obligations.

“Asset Sales Proceeds Account” shall mean one or more Deposit Accounts or Securities Accounts, in each case with one or both of the Term Collateral Agents, the only cash and Cash Equivalents held in which shall be the proceeds of any sale or disposition of any Term Priority Collateral (including pursuant to any Account received as consideration in connection therewith), insurance proceeds or expropriation, condemnation or similar awards in respect of any Term Priority Collateral, or any proceeds or investment of any thereof.

“Banking Services” shall mean each and any of the following bank services provided to any Credit Party by any entity that, at the time it enters into such arrangement, is (a) a Term Loan Lender, (b) an ABL Lender or (c) any Affiliate of the foregoing (each of them, in such capacity, a “Banking Services Provider”) to the extent agreed to in a notice delivered to the Term Loan Administrative Agent designating such services as a “Banking Service” between such Bank Services Provider, on the one hand, and the applicable Credit Party, on the other hand, for purposes of the Term Loan Credit Agreement and the other Term Loan Documents (it being understood that any Banking Service provided by the Term Loan Administrative Agent or its Affiliates will be deemed to be a Banking Service for purposes of this Agreement without the delivery of further notice): (i) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (ii) stored value cards and (iii) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services) or any similar transactions.

“Banking Services Agreement” shall mean any agreement with respect to Banking Services Obligations.

“Banking Services Obligations” of the Credit Parties shall mean any and all obligations of the Credit Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Provider” shall have the meaning specified in the definition of “Banking Services”.

“BIA” means the Bankruptcy and Insolvency Act (Canada).

“Borrower” shall mean any of the ABL Borrower and the Term Borrowers.

“Cash Collateral” shall mean any Collateral consisting of Money or Cash Equivalents, Deposit Accounts, Instruments, any Security Entitlement and any Financial Assets.

“Cash Equivalents” shall have the meaning provided in each of the Original ABL Credit Agreement and the Original Term Agreements, in each case as in effect on the date hereof.

“Cash Dominion Event” shall have the meaning provided in any ABL Credit Agreement.

“CCAA” means the Companies Creditors’ Arrangement Act (Canada).

“CIPO” means the Canadian Intellectual Property Office.

“Collateral” shall mean all Property now owned or hereafter acquired by any Borrower or any Guarantor in or upon which a Lien is granted or purported to be granted to the ABL Collateral Agent or any Term Collateral Agent under any of the ABL Collateral Documents or any of the Term Collateral Documents, together with all rents, issues, profits, products and Proceeds thereof.

“Control” shall mean the possession, directly or indirectly, of the power (a) to vote 50% or more of the securities having ordinary voting power for the election of directors (or any similar governing body) of a Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power or by contract. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Control Collateral” shall mean any Collateral consisting of any Security Certificate, Investment Property, Securities Instrument and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

“Copyrights” means (i) all copyrights arising under the laws of Canada, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office or CIPO, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses” means all written agreements, naming any Credit Party as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Credit Documents” shall mean, collectively, the ABL Documents and the Term Documents.

“Credit Parties” shall mean, collectively, the ABL Credit Parties and the Term Credit Parties.

“Deposit Account” shall mean a demand, time, savings, passbook, or similar account maintained with a bank, loan company, trust company, cooperative credit association or other organization engaged in the business of banking.

“DIP Financing” shall have the meaning set forth in Section 6.1(a).

“DIP Financing Maximum Amount” shall mean the amount equal to (i) $845,000,000 minus (ii) the aggregate principal amount of indebtedness constituting Term Obligations (other than Secured Swap Obligations and Banking Services Obligations) and ABL Obligations which will remain outstanding following the application of proceeds from any DIP Financing.

“Discharge of ABL Obligations” shall mean, subject to Section 7.14, (a) the payment in full in cash of the ABL Obligations that are outstanding and unpaid at the time all Indebtedness thereunder is paid in full (other than contingent obligations not reasonably expected to become due and payable) including, with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), delivery or provision of Money or backstop letters of credit in respect thereof in compliance with the terms of any ABL Credit Agreement and (b) the termination of all commitments to extend credit under the ABL Documents.

“Discharge of Notes Obligations” shall mean the Discharge of Term Obligations, other than the Term Loan Obligations.

“Discharge of Term Loan Obligations” shall mean the Discharge of Term Obligations, other than the Notes Obligations.

“Discharge of Term Obligations” shall mean, subject to Section 7.14, (a) the payment in full in cash of the Term Obligations (excluding (other than following (x) any exercise of remedies by the Term Loan Collateral Agent or (y) the commencement of any Insolvency Proceeding at a time when the Term Loan Obligations under any Term Loan Documents are outstanding) Secured Swap Obligations and Banking Services Obligations) then outstanding and unpaid (other than contingent obligations not reasonably expected to become due and payable) and (b) the termination of all commitments to extend credit under any of the Term Documents.

“Dollars” or “$” means the lawful money of Canada.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” shall mean an Event of Default under any ABL Credit Agreement or any Term Credit Agreement.

“Exercise Any Secured Creditor Remedies” or “Exercise of Any Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a) the taking by any Secured Party of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale of Collateral;

(b) the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

(c) the taking by any Secured Party of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;

(d) the appointment on an application of a Secured Party of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

(e) the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale or any other means permissible under applicable law conducted by or on behalf of a Secured Party;

(f) the exercise of any other enforcement right of a secured creditor under the PPSA, the BIA, any statute relating to real property, or any other applicable legislation;

(g) the exercise by any Secured Party of any voting rights relating to any Equity Interest included in the Collateral; and

(h) the delivery of any claim or demand relating to the Collateral to any Person (including any securities intermediary, depository bank or landlord) in possession or control of any Collateral in connection with the collection of any of the ABL Obligations or Term Obligations after the occurrence of an Event of Default (except, with respect to the ABL Lenders, such action shall not be deemed an Exercise of Any Secured Creditor Remedies if the ABL Lenders have not terminated their commitments to the ABL Borrower under the ABL Credit Agreement and/or are continuing to make loans and advances to or for the benefit of the ABL Borrower).

For the avoidance of doubt, exercising any right or remedy provided to an ABL Lender upon the occurrence of a Cash Dominion Event, reducing advance rates and sub-limits, imposing reserves, filing a proof of claim in bankruptcy court shall not be deemed to be an Exercise of Any Secured Creditor Remedies.

“Financing Lease” shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“GAAP” means generally accepted accounting principles in Canada, including the accounting recommendations published in the Handbook of the Canadian Institute of Chartered Accountants and such other principles as may be approved by a significant segment of the accounting profession in Canada, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any nation or government, any state, provincial, territorial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantor” shall mean any of the ABL Guarantors or Term Guarantors.

“Holdco” shall mean Postmedia Network Canada Corp., a Canadian corporation.

“Indebtedness” shall have the meaning provided in the Original ABL Credit Agreement and each of the Original Term Agreements as in effect on the date hereof.

“Indenture” shall mean the Original Indenture and any other agreement designated by the Notes Issuer in writing to the Parties hereto as a “Indenture” extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Notes Obligations, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, interim receivership, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under Canadian federal, provincial or foreign law, including the BIA and the CCAA.

“Intangibles” shall mean all “intangibles” as such term is defined in the PPSA including, with respect to any Credit Party, all contracts, agreements and indentures in any form, and portions thereof, to which such Credit Party is a party or under which such Credit Party has any right, title or interest or to which such Credit Party or any property of such Credit Party is subject, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, Canadian, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, trade secrets, Technical Information and all related documentation.

“JPMCB” shall have the meaning assigned to that term in the introduction to this Agreement.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, debenture, hypothec, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any Financing Lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Lien Priority” shall mean with respect to any Lien of any of the ABL Secured Parties or the Term Secured Parties in the Collateral, the order of priority of such Lien as specified in Section 2.1.

“MSSF” shall have the meaning assigned to that term in the recitals to this Agreement.

“Noteholders” shall have the meaning assigned to that term in the introduction to this Agreement and shall also include all holders of Pari Passu Lien Obligations, in each case together with successors, assigns, transferees and replacements thereof, as well as any Person designated as a “Noteholder” or a “Lender” under any Indenture.

“Notes” shall have the meaning assigned to such term in the recitals to this Agreement.

“Notes Collateral Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Collateral Agent” (or any equivalent title) under any Indenture.

“Notes Collateral Documents” shall mean all “Collateral Documents” as defined in the Original Indenture, all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with any Indenture, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, and all PPSA financing statements and other filings, recordings or registrations filed or made pursuant to any Indenture or in respect of any such other Notes Collateral Document.

“Notes Credit Parties” shall have the meaning assigned to that term in the introduction to this Agreement.

“Notes Documents” shall mean the Indenture, the Notes, the Notes Collateral Documents, those other ancillary agreements as to which the Notes Collateral Agent, the Notes Trustee or any Noteholder is a party or a beneficiary, any agreement evidencing any Pari Passu Lien Obligations and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Notes Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the Notes Collateral Agent or the Notes Trustee, in connection with any of the foregoing or any Indenture, in each case as the same may be amended, supplemented, restated, refinanced, replaced or otherwise modified in whole or in part from time to time in accordance with the terms thereof.

“Notes Guaranties” shall have the meaning assigned to that term in the introduction to this Agreement, and shall include all other guaranty agreements executed and delivered in connection with any Notes, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“Notes Guarantors” shall mean the collective reference to Holdco and any other Person who is now or hereafter becomes a guarantor under any of the Notes Guaranties.

“Notes Issuer” shall have the meaning assigned to that term in the introduction to this Agreement.

“Notes Obligations” shall mean all obligations of every nature of each Notes Credit Party and each Subsidiary thereof from time to time owed to the Notes Collateral Agent, the Notes Trustee, the Noteholders or any of them, under any Notes Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Notes Credit Party or such Subsidiary, would have accrued on any Notes Obligation, whether or not a claim is allowed against such Notes Credit Party or such Subsidiary for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Notes Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with the terms thereof.

“Notes Secured Parties” shall mean, collectively, the Notes Collateral Agent, the Notes Trustee and the Noteholders.

“Notes Trustee” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Trustee” or “Indenture Trustee” (or any equivalent title) under any Indenture.

“Original ABL Credit Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Original Indenture” shall have the meaning assigned to that term in the introduction to this Agreement.

“Original Term Agreements” shall have the meaning assigned to that term in the introduction to this Agreement.

“Original Term Loan Credit Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Other Applicable Term Secured Parties” shall mean (a) with respect to the Term Loan Collateral Agent, the Term Loan Administrative Agent and any other Term Loan Secured Party and (b) with respect to the Notes Collateral Agent, the Notes Trustee and the Noteholders.

“Pari Passu Lien Obligations” means any additional notes and any other indebtedness (i) that is incurred in accordance with the terms of the Indenture, the Term Loan Credit Agreement and the ABL Credit Agreement, (ii) that is secured by the Collateral and (iii) for which the authorized representative of the holder(s) of such notes or indebtedness has become a secured party ranking pari passu with all other Noteholders under the Notes Collateral Documents by way of joinder agreement in accordance with the definition of “Pari Passu Lien Obligations” in the Indenture (or any comparable definition that replaces such definition).

“Party” shall mean the ABL Collateral Agent and each of the Term Collateral Agents, and “Parties” shall mean all of the ABL Collateral Agent and the Term Collateral Agents.

“Patents” means (i) all inventions, designs, technology, processes and letters patent of the United States, Canada, any other country or any political subdivision thereof, all reissues and extensions thereof, (ii) all applications for letters patent of the United States, Canada or any other country and all divisions, continuations and continuations-in-part thereof, (iii) to the extent included under applicable law, for each of (i) and (ii), the right to make, use and/or sell the inventions disclosed or claimed therein, and (iv) all rights to obtain any reissues or extensions of the foregoing.

“Patent License” means all written agreements, providing for the grant by or to any Credit Party of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Payment Collateral” shall mean all Accounts, Instruments, Chattel Paper, Deposit Accounts and Securities Accounts (other than any Asset Sales Proceeds Account), together with all Supporting Obligations, in each case composing a portion of the Collateral.

“Person” means any natural person, corporation, limited liability company, trust, unlimited liability company, joint venture, association, company, partnership, Governmental Authority or other entity.

“PNI.” shall have the meaning assigned to that term in the recitals to this Agreement.

“PPSA” shall mean the Personal Property Security Act as the same may, from time to time, be in effect in the Province of Ontario; provided that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Personal Property Security Act or other applicable personal property security laws as enacted and in effect in a jurisdiction other than the Province of Ontario, the term “PPSA” will mean the Personal Property Security Act or such other applicable personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Priority Collateral” shall mean the ABL Priority Collateral or the Term Priority Collateral, as applicable.

“Proceeds” shall mean (a) all “proceeds,” as defined in the PPSA, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Record”, except as used in “for record”, “of record”, “record or legal title”, and “record owner”, shall mean information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Secured Parties” shall mean, collectively, the ABL Secured Parties and the Term Secured Parties.

“Secured Swap Agreement” shall mean any agreement with respect to any Secured Swap Obligation.

“Secured Swap Counterparty” shall have the meaning specified in the definition of “Secured Swap Obligation”.

“Secured Swap Obligation” means the Swap Obligations of a Credit Party in connection with any Swap Contract entered into between such Credit Party and any Term Loan Lender, ABL Lender or any Affiliate of the foregoing at the time such Swap Contract is entered into (each of them, in this capacity, a “Secured Swap Counterparty”); provided that within 30 days (or such later date consented to by the Administrative Agent) of the later of the date hereof and the time that any transaction relating to such Swap Obligation is executed, the Secured Swap Counterparty party thereto (other than JPMCB or any of its Affiliates) or PNI shall have delivered written notice to the Term Loan Administrative Agent that such a transaction has been entered into and that the Secured Swap Counterparty party thereto and PNI. have agreed that such transaction constitutes a “Secured Obligation” under, and as defined in, the Term Loan Documents, entitled to the benefits of the Term Loan Collateral Documents.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company, unlimited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned directly, or indirectly through one or more intermediaries, or both, by such Person.

“Supporting Obligation” shall mean a letter-of-credit right, secondary obligation, collateral security or any other credit support, in each case that supports the payment or performance of an Account, Chattel Paper, a Document of Title, an Intangible, an Instrument, or Investment Property.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Contracts, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Contract transaction.

“Technical Information” means all know-how and information owned by or licensed to any Credit Party, confidential or otherwise, including any information of a scientific, technical, financial or business nature regardless of its form.

“Term Agents” shall have the meaning assigned to that term in the introduction to this Agreement.

“Term Agreements” shall mean, collectively, the Term Loan Credit Agreement and the Indenture.

“Term Borrowers” shall have the meaning assigned to that term in the introduction to this Agreement.

“Term Collateral Agents” shall have the meaning assigned to that term in the introduction to this Agreement.

“Term Collateral Documents” shall mean, collectively, all Term Loan Collateral Documents and all Notes Collateral Documents.

“Term Credit Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“Term Documents” shall mean, collectively, the Term Loan Documents and the Notes Documents.

“Term Facilities” shall mean, collectively, the Term Loan Facility and the Notes.

“Term Guaranties” shall have the meaning assigned to that term in the recitals to this Agreement.

“Term Guarantors” shall mean the collective reference to the Term Loan Guarantors and the Notes Guarantors.

“Term Intercreditor Agreement” shall have the meaning set forth in Section 7.20.

“Term Lenders” shall have the meaning assigned to that term in the introduction to this Agreement.

“Term Loan Administrative Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent” or “Administrative Agent” (or any equivalent title) under any Term Loan Credit Agreement.

“Term Loan Borrower” shall have the meaning assigned to that term in the introduction to this Agreement.

“Term Loan Collateral Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Collateral Agent” (or any equivalent title) under any Term Loan Credit Agreement.

“Term Loan Collateral Documents” shall mean all “Collateral Documents” as defined in the Original Term Loan Credit Agreement, all other security agreements, mortgages, deeds of trust, debentures, hypothecs and other collateral documents executed and delivered in connection with any Term Loan Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, and all PPSA financing statements and other filings, recordings or registrations filed or made pursuant to any Term Loan Credit Agreement or in respect of any such other Term Loan Collateral Document.

“Term Loan Credit Agreement” shall mean the Original Term Loan Credit Agreement and any other agreement designated by the Term Loan Borrower in writing to the Parties hereto as a “Term Loan Credit Agreement” extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Term Loan Obligations, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

“Term Loan Credit Parties” shall have the meaning assigned to that term in the introduction to this Agreement.

“Term Loan Documents” shall mean the Term Loan Credit Agreement, the Term Loan Collateral Documents, those other ancillary agreements as to which the Term Loan Collateral Agent, the Term Loan Administrative Agent or any Term Loan Lender is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Term Loan Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the Term Loan Collateral Agent or the Term Loan Administrative Agent, in connection with any of the foregoing or any Term Loan Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof. For certainty, the “Term Loan Documents” shall not include Secured Swap Agreements or Banking Services Agreements.

“Term Loan Facility” shall have the meaning assigned to such term in the recitals to this Agreement.

“Term Loan Guaranties” shall have the meaning assigned to that term in the introduction to this Agreement, and shall include all other guaranty agreements executed and delivered in connection with any Term Loan Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“Term Loan Guarantors” shall mean the collective reference to Holdco and any other Person who is now or hereafter becomes a guarantor under any of the Term Loan Guaranties.

“Term Loan Lenders” shall have the meaning assigned to that term in the introduction to this Agreement and shall include all successors, assigns, transferees and replacements thereof, as well as any Person designated as a “Lender” under any Term Loan Credit Agreement.

“Term Loan Obligations” shall mean (i) all obligations of every nature of each Term Loan Credit Party and each Subsidiary thereof from time to time owed to the Term Loan Collateral Agent, the Term Loan Administrative Agent, the Term Loan Lenders or any of them, under any Term Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Term Loan Credit Party or such Subsidiary, would have accrued on any Term Loan Obligation, whether or not a claim is allowed against such Term Loan Credit Party or such Subsidiary for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Term Loan Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with the terms thereof, (ii) all Secured Swap Obligations and (iii) all Banking Services Obligations.

“Term Loan Secured Parties” shall mean, collectively (i) the Term Loan Collateral Agent, the Term Loan Administrative Agent and the Term Loan Lenders and (ii) each Secured Swap Counterparty and each Banking Services Provider (in the case of this clause (ii), solely to the extent such Secured Swap Counterparty or Banking Services Provider does not contest the provisions set forth in Section 9.15 of the Original Term Loan Credit Agreement or any analogous provision of any other Term Loan Credit Agreement).

“Term Obligations” shall mean, collectively, all Term Loan Obligations (if any) and all Notes Obligations (if any).

“Term Permitted Access Rights” shall have the meaning assigned to such term in Section 3.6(b).

“Term Priority Collateral” shall mean all Collateral consisting of the following:

(1) all Intellectual Property and Investment Property (excluding Cash Equivalents),

(2) except to the extent relating to, evidencing or governing ABL Priority Collateral, all Chattel Paper, Instruments, Documents of Title, Intangibles and commercial tort claims,

(3) all collateral security and guarantees, insurance policies and insurance claims, and claims for condemnation or similar awards, in each case, with respect to any property of a type otherwise identified in this definition as Term Priority Collateral,

(4) all Accounts constituting proceeds of any sale or disposition of any property of a type otherwise identified in this definition as Term Priority Collateral,

(5) all Asset Sales Proceeds Accounts,

(6) all cash and Cash Equivalents held in or credited to any Asset Sales Proceeds Account or, subject to Section 3.7, pending a deposit therein or credit thereto, in each case, constituting (A) proceeds of any sale or disposition of any property of a type otherwise identified in this definition as Term Priority Collateral (including pursuant to any Account described in clause (5) above received as consideration in connection with any such sale or disposition), (B) insurance proceeds or condemnation or similar awards in respect of any property of a type otherwise identified in this definition as Term Priority Collateral or (C) any proceeds or investment of any thereof and

(3) all other Collateral, excluding any ABL Priority Collateral.

“Term Recovery” shall have the meaning set forth in Section 5.3(b).

“Term Secured Parties” shall mean, collectively, the Term Loan Secured Parties and the Notes Secured Parties.

“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, brands, trade dress, uniform resource locators, domain names, tag lines, designs, graphics, trade styles, service marks, logos and other source or business identifiers, and all goodwill connected with the use of and symbolized thereby, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office, with CIPO or in any similar office or agency of the United States, any State thereof, in Canada or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto and (ii) the right to obtain all renewals thereof.

“Trademark License” means any written agreement, providing for the grant by or to any Credit Party of any right to use any Trademark.

Section 1.3 Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation, or in such other manner as may be approved by the requisite holders or representatives in respect of such obligation.

Section 1.4 Quebec Matters. For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim” and a resolutory clause, (f) all references to filing, registering or recording under the PPSA or the Uniform Commercial Code shall be deemed to include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” liens or security interest shall be deemed to include a reference to an “opposable” or “set up” lien or security interest as against third parties, (h) any “right of offset”, “right of set-off” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary”, (k) “construction liens” shall be deemed to include “legal hypothecs”; (l) “joint and several” shall be deemed to include solidary; (m) “gross negligence or wilful misconduct” shall be deemed to be “intentional or gross fault”; (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”; (o) “servitude” shall be deemed to include easement; (p) “priority” shall be deemed to include “prior claim”; (q) “survey” shall be deemed to include “certificate of location and plan”; (r) “state” shall be deemed to include “province”; (s) “fee simple title” shall be deemed to include “absolute ownership”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en la langue anglaise seulement.

ARTICLE 2

LIEN PRIORITY

Section 2.1 Priority of Liens.

(a) Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the ABL Collateral Agent or any other ABL Secured Party in respect of all or any portion of the Collateral or of any Liens granted to any Term Collateral Agent or any other Term Secured Party in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favour of the ABL Collateral Agent or any Term Collateral Agent (or any other ABL Secured Party or other Term Secured Party) on any Collateral, (iii) any provision of the PPSA, the BIA or any other applicable law, or of the ABL Documents, the Term Documents, the Secured Swap Agreements or the Banking Services Agreements, (iv) whether the ABL Collateral Agent or any Term Collateral Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the fact that any such Liens in favour of the ABL Collateral Agent or any other ABL Secured Party or any Term Collateral Agent or any other Term Secured Party securing any of the ABL Obligations or Term Obligations, respectively, may be (x) subordinated to any Lien securing any obligation of any Credit Party other than the Term Obligations or the ABL Obligations, respectively, or (y) otherwise subordinated, voided, avoided, invalidated or lapsed, or (vi) any other circumstance of any kind or nature whatsoever, the ABL Collateral Agent, on behalf of itself and the other ABL Secured Parties, and each Term Collateral Agent, on behalf of itself and the Other Applicable Term Secured Parties, hereby agree that:

(1) any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of any Term Collateral Agent or any other Term Secured Party that secures all or any portion of the Term Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Collateral Agent and the other ABL Secured Parties on the ABL Priority Collateral to secure all or any portion of the ABL Obligations;

(2) any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the ABL Collateral Agent or any other ABL Secured Parties that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to any Term Collateral Agent or any other Term Secured Party on the ABL Priority Collateral to secure all or any portion of the Term Obligations;

(3) any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the ABL Collateral Agent or any other ABL Secured Parties that secures all or any portion of the ABL Obligations shall in all respects be junior and subordinate to all Liens granted to any Term Collateral Agent or any other Term Secured Party on the Term Priority Collateral to secure all or any portion of the Term Obligations; and

(4) any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of any Term Collateral Agent or any other Term Secured Party that secures all or any portion of the Term Obligations shall in all respects be senior and prior to all Liens granted to the ABL Collateral Agent or any other ABL Secured Parties on the Term Priority Collateral to secure all or any portion of the ABL Obligations.

(b) Notwithstanding any failure by any ABL Secured Party or Term Secured Party to perfect its security interests in the Collateral or any avoidance, invalidation, priming or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to the ABL Secured Parties or the Term Secured Parties, the priority and rights as between the ABL Secured Parties and the Term Secured Parties with respect to the Collateral shall be as set forth herein.

(c) Each Term Collateral Agent, for and on behalf of itself and the Other Applicable Term Secured Parties, acknowledges and agrees that, concurrently herewith, the ABL Collateral Agent, for the benefit of itself and the other ABL Secured Parties, has been granted Liens upon all of the Collateral in which such Term Collateral Agent has been granted Liens and such Term Collateral Agent hereby consents thereto. The ABL Collateral Agent, for and on behalf of itself and the other ABL Secured Parties, acknowledges and agrees that, concurrently herewith, each Term Collateral Agent, for the benefit of itself and the Other Applicable Term Secured Parties, has been granted Liens upon all of the Collateral in which such ABL Collateral Agent has been granted Liens and such ABL Collateral Agent hereby consents thereto. The subordination of Liens by each Term Collateral Agent, on the one hand, and the ABL Collateral Agent, on the other hand, in favour of one another as set forth herein shall not be deemed to subordinate any Term Collateral Agent’s Liens or the ABL Collateral Agent’s Liens to the Liens of any other Person.

Section 2.2 Waiver of Right to Contest Liens.

(a) Each Term Collateral Agent, for and on behalf of itself and the Other Applicable Term Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Collateral Agent or the other ABL Secured Parties in respect of the Collateral or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, each Term Collateral Agent, for itself and on behalf of the Other Applicable Term Secured Parties, agrees that neither such Term Collateral Agent nor the Other Applicable Term Secured Parties will take any action that would interfere with any Exercise of Any Secured Creditor Remedies undertaken by the ABL Collateral Agent or any other ABL Secured Party under any ABL Documents with respect to the ABL Priority Collateral. Except to the extent expressly set forth in this Agreement, each Term Collateral Agent, for itself and on behalf of the Other Applicable Term Secured Parties, hereby waives any and all rights it or the Other Applicable Term Secured Parties may have (as a junior lien creditor or otherwise) to contest, protest, object to, or interfere with the manner in which the ABL Collateral Agent or any other ABL Secured Party seeks to enforce its Liens in any ABL Priority Collateral. The foregoing shall not be construed to prohibit any Term Collateral Agent from enforcing the provisions of this Agreement.

(b) The ABL Collateral Agent, for and on behalf of itself and the other ABL Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of any Term Collateral Agent or any other Term Secured Parties in respect of the Collateral or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, the ABL Collateral Agent, for itself and on behalf of the other ABL Secured Parties, agrees that neither the ABL Collateral Agent nor the other ABL Secured Parties will take any action that would interfere with any Exercise of Any Secured Creditor Remedies undertaken by any Term Collateral Agent or any other Term Secured Parties under any Term Documents with respect to the Term Priority Collateral. Except to the extent expressly set forth in this Agreement, the ABL Collateral Agent, for itself and on behalf of the other ABL Secured Parties, hereby waives any and all rights it or the other ABL Secured Parties may have (as a junior lien creditor or otherwise) to contest, protest, object to, or interfere with the manner in which any Term Collateral Agent or any other Term Secured Party seeks to enforce its Liens in any Term Priority Collateral. The foregoing shall not be construed to prohibit any ABL Collateral Agent from enforcing the provisions of this Agreement.

Section 2.3 Remedies Standstill.

(a) Subject to Article 6, each Term Collateral Agent, on behalf of itself and the Other Applicable Term Secured Parties, agrees that, until the date upon which the Discharge of ABL Obligations shall have occurred, neither such Term Collateral Agent nor any Other Applicable Term Secured Parties will Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral without the written consent of the ABL Collateral Agent, and will not take, receive or accept any Proceeds of ABL Priority Collateral in connection with the exercise of any right or remedy (including set-off or credit bid) or in any Insolvency Proceeding relating to the ABL Priority Collateral not expressly permitted by this Agreement, it being understood and agreed that the temporary deposit of Proceeds of ABL Priority Collateral in a Deposit Account controlled by any Term Collateral Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly remitted to the ABL Collateral Agent. From and after the date upon which the Discharge of ABL Obligations shall have occurred (or prior thereto upon obtaining the written consent of each ABL Collateral Agent), each Term Collateral Agent and any other Term Secured Party may Exercise Any Secured Creditor Remedies under the Term Documents or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Any Secured Creditor Remedies with respect to any Collateral by such Term Collateral Agent is at all times subject to the provisions of this Agreement, including Section 4.1 hereof.

(b) Subject to Article 6, the ABL Collateral Agent, on behalf of itself and the other ABL Secured Parties, agrees that, until the date upon which the Discharge of Term Obligations shall have occurred, neither the ABL Collateral Agent nor any ABL Secured Party will Exercise Any Secured Creditor Remedies with respect to the Term Priority Collateral without the written consent of each Term Collateral Agent, and will not take, receive or accept any Proceeds of the Term Priority Collateral in connection with the exercise of any right or remedy (including set-off or credit bid) or in any Insolvency Proceeding relating to the Term Priority Collateral not expressly permitted by this Agreement, it being understood and agreed that the temporary deposit of Proceeds of Term Priority Collateral in a Deposit Account controlled by any ABL Collateral Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly remitted to any Term Collateral Agent. From and after the date upon which the Discharge of Term Obligations shall have occurred (or prior thereto upon obtaining the written consent of each Term Collateral Agent), the ABL Collateral Agent or any other ABL Secured Party may Exercise Any Secured Creditor Remedies under the ABL Documents or applicable law as to any Term Priority Collateral; provided, however, that any Exercise of Any Secured Creditor Remedies with respect to any Collateral by such ABL Collateral Agent is at all times subject to the provisions of this Agreement, including Section 4.1 hereof.

(c) Notwithstanding any other provision of this Agreement, nothing contained herein shall be construed to prevent (i) the ABL Collateral Agent or any ABL Secured Party from objecting to any proposed retention of Collateral by any Term Collateral Agent or any Term Secured Party in full or partial satisfaction of any Term Obligations pursuant to Section 65 of the PPSA (or any successor provision, or the corresponding provision in any other applicable legislation) or (ii) any Term Collateral Agent or any Term Secured Party from objecting to any proposed retention of Collateral by any ABL Collateral Agent or any ABL Secured Party in full or partial satisfaction of any ABL Obligations pursuant to Section 65 of the PPSA (or any successor provision, or the corresponding provision in any other applicable legislation).

Section 2.4 Exercise of Rights.

(a) No Other Restrictions. Except as expressly set forth in this Agreement and the other Term Documents and ABL Documents, as applicable, each Term Secured Party and each ABL Secured Party shall have any and all rights and remedies it may have as a creditor under applicable law, including the right to the Exercise of Any Secured Creditor Remedies; provided, however, that the Exercise of Any Secured Creditor Remedies with respect to the Collateral shall be subject to the Lien Priority and to the provisions of this Agreement, including Sections 2.3 and 4.1 hereof. None of the Secured Parties waives any claim it may have on grounds of commercial reasonableness. The ABL Collateral Agent may enforce the provisions of the ABL Documents; each Term Collateral Agent may enforce the provisions of the Term Documents relating to the Applicable Term Obligations; and each may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement and other Term Documents or ABL Documents, as applicable, and mandatory provisions of applicable law; provided, however, that the ABL Collateral Agent and each Term Collateral Agent agrees to provide to the other copies of any notices that it is required under applicable law to deliver to any Borrower or any Guarantor; provided further, however, that the ABL Collateral Agent’s failure to provide any such copies to any Term Collateral Agent shall not impair any of such ABL Collateral Agent’s rights hereunder or under any of the ABL Documents and any Term Collateral Agent’s failure to provide any such copies to any ABL Collateral Agent shall not impair any of such Term Collateral Agent’s rights hereunder or under any of the Term Documents. Each Term Collateral Agent, each Term Agent, each Term Lender, the ABL Collateral Agent, the ABL Administrative Agent and each ABL Lender agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of such Term Collateral Agent, such Term Agent and such Term Lender, against either any ABL Collateral Agent, the ABL Administrative Agent or any other ABL Secured Party, and in the case of the ABL Collateral Agent, the ABL Administrative Agent and such ABL Lender, against either any Term Collateral Agent, any Term Agent, or any other Term Secured Party, seeking damages from or other relief (by way of specific performance, instructions or otherwise) with respect to any action taken or omitted to be taken by such Person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such Persons shall be liable for any such action taken or omitted to be taken.

(b) Release of Liens. (i) In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Any Secured Creditor Remedies by or with the consent of the ABL Collateral Agent or (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral, so long as such sale, transfer or other disposition pursuant to this clause (B) is then permitted by the ABL Documents (or shall have been duly approved in accordance with the terms thereof) (other than any such sale, transfer or other disposition pursuant to this clause (B) made (x) after the occurrence and during the continuance of an Event of Default under any Term Agreement or (z) made in connection with the Discharge of ABL Obligations, unless in either case then permitted by the Term Documents (or shall have been duly approved in accordance with the terms thereof)), each Term Collateral Agent agrees, on behalf of itself and the Other Applicable Term Secured Parties, that such sale, transfer or other disposition will be free and clear of the Liens on such ABL Priority Collateral securing the Applicable Term Obligations, and such Term Secured Parties’ Liens with respect to the ABL Priority Collateral so sold, transferred or disposed shall terminate and be automatically released without further action. In furtherance of, and subject to, the foregoing, each Term Collateral Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the ABL Collateral Agent in connection therewith. Each Term Collateral Agent hereby appoints the ABL Collateral Agent and any officer or duly authorized person of such ABL Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Term Collateral Agent and in the name of such Term Collateral Agent or in the ABL Collateral Agent’s own name, from time to time, in the ABL Collateral Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable). All proceeds realized from any such sale or disposition shall be applied, as between the Secured Parties, to the ABL Obligations or the Term Obligations in accordance with the terms of this Agreement.

(ii) In the event of (A) any private or public sale of all or any portion of the Term Priority Collateral in connection with any Exercise of Any Secured Creditor Remedies by or with the consent of any Term Collateral Agent or (B) any sale, transfer or other disposition of all or any portion of the Term Priority Collateral, so long as such sale, transfer or other disposition pursuant to this clause (B) is then permitted by the ABL Documents (or shall have been duly approved in accordance with the terms thereof) (other than any such sale, transfer or other disposition pursuant to this clause (B) made (x) after the occurrence and during the continuance of an Event of Default under the ABL Credit Agreement or (z) made in connection with the Discharge of Term Obligations, unless in either case then permitted by the ABL Documents (or shall have been duly approved in accordance with the terms thereof)), the ABL Collateral Agent agrees, on behalf of itself and the other ABL Secured Parties, that such sale, transfer, other disposition or release will be free and clear of the Liens on such Term Priority Collateral securing the ABL Obligations and the ABL Collateral Agent’s and the other ABL Secured Parties’ Liens with respect to the Term Priority Collateral so sold, transferred, disposed or released shall terminate and be automatically released without further action. In furtherance of, and subject to, the foregoing, the ABL Collateral Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by any Term Collateral Agent in connection therewith. The ABL Collateral Agent hereby appoints each Term Collateral Agent and any officer or duly authorized person of such Term Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Collateral Agent and in the name of the ABL Collateral Agent or in such Term Collateral Agent’s own name, from time to time, in such Term Collateral Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable). As between the Secured Parties, all proceeds realized from any such sale or other disposition shall be applied to the ABL Obligations or the Term Obligations in accordance with the terms of this Agreement.

Section 2.5 No New Liens.

(a) Until the date upon which the Discharge of ABL Obligations shall have occurred, the parties hereto agree that no Term Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any Term Obligation which assets are not also subject to the Lien of the ABL Collateral Agent under the ABL Documents, subject to the Lien Priority set forth herein. If any Term Collateral Agent or Other Applicable Term Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any Term Obligation which assets are not also subject to the Lien of the ABL Collateral Agent under the ABL Documents, subject to the Lien Priority set forth herein, then such Term Collateral Agent (or such Other Applicable Term Secured Party) shall, without the need for any further consent of any other Term Secured Party, any Term Borrower or any Term Guarantor, and notwithstanding anything to the contrary in any other Term Document, any Secured Swap Agreement or any Banking Services Agreement, be deemed to also hold and have held such Lien as bailee for the benefit of the ABL Collateral Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Collateral Agent in writing of the existence of such Lien.

(b) Until the date upon which the Discharge of Term Obligations shall have occurred, the parties hereto agree that no ABL Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any ABL Obligation which assets are not also subject to the Liens of the Term Collateral Agents under the Term Documents, subject to the Lien Priority set forth herein. If any ABL Secured Party shall (nonetheless and in breach hereof)

acquire or hold any Lien on any assets of any Credit Party securing any ABL Obligation which assets are not also subject to a Lien of each Term Collateral Agent under the Term Documents relating to the Applicable Term Obligations, subject to the Lien Priority set forth herein, then the ABL Collateral Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party, the ABL Borrower or any ABL Guarantor and notwithstanding anything to the contrary in any other ABL Document, be deemed to also hold and have held such Lien as bailee for the benefit of such Term Collateral Agent as security for the Applicable Term Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify such Term Collateral Agent in writing of the existence of such Lien.

Section 2.6 Waiver of Marshalling. (a) Until the Discharge of the ABL Obligations, each Term Collateral Agent, on behalf of itself and the Other Applicable Term Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation, discussion and division or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(b) Until the Discharge of Term Obligations, the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation, discussion and division or other similar right that may otherwise be available under applicable law with respect to the Term Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE 3

ACTIONS OF THE PARTIES

Section 3.1 Certain Actions Permitted. Each Term Collateral Agent and the ABL Collateral Agent may make such demands or file such claims in respect of the Applicable Term Obligations or the ABL Obligations, as applicable, in accordance with their respective rights under the Term Collateral Documents and the ABL Collateral Documents as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time.

Section 3.2 Agent for Perfection. The ABL Collateral Agent, for and on behalf of itself and each ABL Secured Party, and each Term Collateral Agent, for and on behalf of itself and each Other Applicable Term Secured Party, as applicable, each agree to hold all Control Collateral and Cash Collateral that is part of the Collateral in their respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either) as agent for each other solely for the purpose of perfecting the security interest granted to each in such Control Collateral or Cash

Collateral, subject to the terms and conditions of this Section 3.2. None of the Secured Parties shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by any Borrower, any Guarantor, or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Collateral Agent and each Term Collateral Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral and the Cash Collateral as agent for the other Party for purposes of perfecting the Lien held by any Term Collateral Agent or the ABL Collateral Agent, as applicable. The ABL Collateral Agent is not and shall not be deemed to be a fiduciary of any kind for any Term Collateral Agent, the other Term Secured Parties, or any other Person. No Term Collateral Agent is or shall be deemed to be a fiduciary of any kind for any ABL Collateral Agent, the other ABL Secured Parties, or any other Person. In the event that (a) any Term Collateral Agent or any other Term Secured Party receives any Collateral or Proceeds of the Collateral in violation of the terms of this Agreement, or (b) the ABL Collateral Agent or any other ABL Secured Party receives any Collateral or Proceeds of the Collateral in violation of the terms of this Agreement, then such Term Collateral Agent, such other Term Secured Party, the ABL Collateral Agent, or such other ABL Secured Party, as applicable, shall promptly pay over such Proceeds or Collateral to (i) in the case of clause (a), the ABL Collateral Agent, or (ii) in the case of clause (b), any Term Collateral Agent, in each case, in the same form as received with any necessary endorsements, for application in accordance with the provisions of Section 4.1 of this Agreement.

Section 3.3 Sharing of Information and Access. In the event that the ABL Collateral Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any books and Records of any Term Loan Credit Party which contain information identifying or pertaining to any of the Term Priority Collateral and to which information any Term Collateral Agent is entitled pursuant to the applicable Term Documents, the ABL Collateral Agent shall, upon request from such Term Collateral Agent and as promptly as practicable thereafter, either make available to each Term Collateral Agent such books and Records for inspection and duplication or provide to each Term Collateral Agent copies thereof. In the event that any Term Collateral Agent shall, in the exercise of its rights under the Term Collateral Documents or otherwise, receive possession or control of any books and Records of any ABL Credit Party which contain information identifying or pertaining to any of the ABL Priority Collateral, such Term Collateral Agent shall, upon request from the ABL Collateral Agent and as promptly as practicable thereafter, either make available to the ABL Collateral Agent such books and Records for inspection and duplication or provide to the ABL Collateral Agent copies thereof.

Section 3.4 Insurance. Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds as between the Secured Parties. The ABL Collateral Agent and each Term Collateral Agent each shall be named as loss payee, as applicable, with respect to all insurance policies relating to Collateral. The ABL Collateral Agent shall have the sole and exclusive right, as against each Term Collateral Agent, (i) to adjust or settle any insurance policy or claim covering any ABL Priority Collateral in the event of any loss, theft or destruction of ABL Priority Collateral and (ii) to approve any award granted in any expropriation, condemnation or similar proceeding affecting any ABL Priority Collateral. Each Term Collateral Agent shall have the sole and exclusive right, as against the ABL Collateral Agent (i) to adjust or settle any insurance policy or claim covering any Term Priority Collateral in the event of any loss, theft or destruction of Term Priority Collateral and (ii) to approve any award granted in any expropriation, condemnation or similar proceeding affecting any Term Priority Collateral. All proceeds of any such insurance or award shall be remitted to the ABL Collateral Agent or such Term Collateral Agent, as the case may be, and each of the Term Collateral Agents and the ABL Collateral Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of any such insurance or award proceeds in accordance with Section 4.1 hereof.

Section 3.5 No Additional Rights For the Credit Parties Hereunder. If any ABL Secured Party or Term Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Credit Parties shall not be entitled to use such violation as a defence to any action by any ABL Secured Party or Term Secured Party, or to assert such violation as a counterclaim or basis for set-off or recoupment against any ABL Secured Party or Term Secured Party.

Section 3.6 Inspection Rights and Insurance.

(a) Without limiting any rights the ABL Collateral Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, the ABL Collateral Agent, the ABL Secured Parties and any representatives designated by any ABL Collateral Agent may, at any time (the “ABL Permitted Access Right”), (i) to the extent permitted under the applicable ABL Documents, during normal business hours on any business day, access ABL Priority Collateral that (A) is stored or located in or on, (B) has become an accession with respect to, or (C) has been commingled with Term Priority Collateral and (ii) in the event of any liquidation of any ABL Priority Collateral (or any other Exercise of Any Secured Creditor Remedies by the ABL Collateral Agent or any representatives designated by the ABL Collateral Agent (including the ABL Borrower or any ABL Guarantor) acting with the consent or on behalf of the ABL Collateral Agent), use the Term Priority Collateral (including without limitation, Intellectual Property, real property and Intangibles) (A) in the case of Term Priority Collateral other than Intellectual Property or real property, until the date that is 120 days after the commencement of such liquidation of the ABL Priority Collateral (or such other Exercise of Any Secured Creditor Remedies, as the case may be), (B) in the case of real property, until the date that is one year after the commencement of such liquidation of the ABL Priority Collateral (or such other Exercise of Any Secured Creditor Remedies, as the case may be), provided that payment of fair market rent to the Term Collateral Agents (for the benefit of the Term Secured Parties) for the use of such real property for any period of use of the property after 120 days after such commencement shall be required, and (C) in the case of Intellectual Property until the liquidation of such ABL Priority Collateral is completed, non-exclusively, royalty free and without other costs, expenses or charges, in the case of each of (i) and (ii), (x) for the limited purposes of assembling, inspecting, copying or downloading information stored on, taking actions to perfect its Lien on, completing a production run of inventory involving, taking possession of, moving, preparing and advertising for sale, selling, liquidating, storing or otherwise dealing with, or to Exercise Any Secured Creditor Remedies with respect to, the ABL

Priority Collateral (collectively, “ABL Permitted Access Purposes”) and (y) without notice to, the involvement of or interference by any Term Secured Party or liability to any Term Secured Party. In the event that any ABL Secured Party has commenced and is continuing to liquidate any ABL Priority Collateral (or such other Exercise of Any Secured Creditor Remedies with respect to any ABL Priority Collateral), neither any Term Collateral Agent nor any other Term Secured Party may sell, assign or otherwise transfer the related Term Priority Collateral prior to the date that is 120 days after the date such Secured Party begins to Exercise Any Secured Creditor Remedies, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.6. If any stay or other order that prohibits the ABL Collateral Agent and other ABL Secured Parties from commencing and continuing to Exercise Any Secured Creditor Remedies with respect to ABL Priority Collateral has been entered by a court of competent jurisdiction, such 120-day period shall be tolled during the pendency of any such stay or other order. The ABL Collateral Agent and the other ABL Secured Parties shall not be obligated to pay any amounts to the Term Collateral Agents or the other Term Secured Parties (or any Person claiming by, through or under the Term Secured Parties, including any purchaser of the Term Priority Collateral) or to the ABL Borrower and ABL Guarantors, for or in respect of the use by the ABL Collateral Agents and the other ABL Secured Parties of the Term Priority Collateral in accordance with this Section and none of the ABL Collateral Agents or the other ABL Secured Parties shall be obligated to secure, protect, insure or maintain any such Term Priority Collateral.

(b) Without limiting any rights any of the Term Collateral Agents or any other Term Secured Party may otherwise have under applicable law or by agreement, each of the Term Collateral Agents, the other Term Secured Parties and any representatives designated by any of the Term Collateral Agents may, to the extent permitted under the applicable Term Documents at any time and whether or not any Term Collateral Agent or any other Term Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies (the “Term Permitted Access Right”), during normal business hours on any business day, access Term Priority Collateral that is stored or located in or on ABL Priority Collateral.

(c) The Term Collateral Agents and the other Term Secured Parties shall use commercially reasonable efforts to not hinder or obstruct the ABL Collateral Agent and the other ABL Secured Parties from exercising the ABL Permitted Access Right. The ABL Collateral Agent and the other ABL Secured Parties shall use commercially reasonable efforts to not hinder or obstruct any of the Term Collateral Agents and the other Term Secured Parties from exercising the Term Permitted Access Right.

(d) Subject to the terms hereof, any Term Collateral Agent may advertise and conduct public auctions or private sales of the Term Priority Collateral without notice (except as required herein or by applicable law) to, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party. Subject to the terms hereof, any ABL Collateral Agent may advertise and conduct public auctions or private sales of the ABL Priority Collateral without notice (except as required herein or by applicable law) to, or the involvement of or interference by any Term Secured Party or liability to any Term Secured Party.

Section 3.7 Exercise of Remedies, Set Off and Tracing of and Priorities in Proceeds. The ABL Collateral Agent, for and on behalf of itself and the other ABL Secured

Parties, and each Term Collateral Agent, for and on behalf of itself and the Other Applicable Term Secured Parties, acknowledges and agrees that, to the extent any Secured Party exercises its rights of set-off against any Credit Party’s Deposit Accounts or Securities Accounts to the extent constituting or containing Collateral or Proceeds thereof, the amount of such set-off shall be deemed to be Collateral to be held and distributed pursuant to Section 4.1. In addition, (i) the ABL Collateral Agent, for and on behalf of itself and each other ABL Secured Party, hereby consents to the application of cash constituting Proceeds of Term Priority Collateral to the prepayment or repayment of the Term Obligations pursuant to the Term Documents (to the extent permitted under the ABL Documents) and (ii) each Term Collateral Agent, for and on behalf of itself and each Other Applicable Term Secured Party, hereby consents to the application of cash constituting ABL Priority Collateral or Proceeds of ABL Priority Collateral to the prepayment or repayment of the ABL Obligations pursuant to the ABL Documents. Proceeds of any disposition of any Term Priority Collateral (including pursuant to any Account received as consideration in connection therewith), proceeds from any settlement of or payment in respect of any property or casualty insurance claim or any expropriation or condemnation proceeding in respect of any Term Priority Collateral, and the proceeds or investment of any thereof, that (i) constitute cash or Cash Equivalents and (ii) have not, within 30 days after such disposition, settlement or payment (which 30-day period may be extended by the Term Administrative Agent in its sole reasonable discretion in consultation with the Borrower), been deposited into or credited to any Asset Sales Proceeds Account, shall become ABL Priority Collateral.

Section 3.8 Agreement Regarding Mortgages. The ABL Collateral Agent agrees, for and on behalf of itself and the other ABL Secured Parties, that all mortgages, deeds of trust, debentures, hypothecs, deeds and similar instruments (collectively, “mortgages”) now or thereafter filed against real property owned by the Borrower and/or any of the Guarantors in favour of or for the benefit of the ABL Collateral Agent shall be in form satisfactory to each Term Collateral Agent and shall contain the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the liens on such property created by any mortgages, deeds of trust, debentures, hypothecs or similar instruments now or hereafter granted to JPMorgan Chase Bank, N.A., as Term Loan Collateral Agent, and its successors and assigns, and BNY Trust Company of Canada, as Notes Collateral Agent, in such property, in accordance with the provisions of the Intercreditor Agreement dated as of July 13, 2010 among Morgan Stanley Senior Funding, Inc., as ABL Collateral Agent, JPMorgan Chase Bank, N.A., as Term Loan Collateral Agent, and BNY Trust Company of Canada, as Notes Collateral Agent, as amended from time to time.” Each Term Collateral Agent acknowledges and agrees that all mortgages filed on the date hereof against real property owned by the Borrower and/or the Guarantors in favour of or for the benefit of the ABL Collateral Agent are in form satisfactory to such Term Collateral Agent.

ARTICLE 4

APPLICATION OF PROCEEDS

Section 4.1 Application of Proceeds.

(a) Revolving Nature of ABL Obligations. Each Term Collateral Agent, for and on behalf of itself and the Other Applicable Term Secured Parties, expressly acknowledges and agrees that (i) any ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Collateral Agent, the ABL Administrative Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral or the release of any Lien by any ABL Collateral Agent upon any portion of the Collateral in connection with a permitted disposition under any ABL Credit Agreement shall constitute the Exercise of Any Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Term Secured Parties and without affecting the provisions hereof; and (iii) all Payment Collateral or Cash Collateral received by the ABL Collateral Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Collateral Agent (or any other ABL Secured Party) commences the Exercise of Any Secured Creditor Remedies, all amounts received by the ABL Collateral Agent or any other ABL Secured Party shall be applied as specified in this Section 4.1. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Term Obligations, or any portion thereof.

(b) Application of Proceeds of ABL Priority Collateral. The ABL Collateral Agent and each Term Collateral Agent hereby agree that all ABL Priority Collateral, and all Proceeds thereof, received by any of them in connection with any Exercise of Any Secured Creditor Remedies with respect to ABL Priority Collateral shall be applied, first, to the payment, on a pro rata basis, of costs and expenses of the ABL Collateral Agent and the ABL Administrative Agent in connection with such Exercise of Any Secured Creditor Remedies,

second, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations (other than contingent indemnity obligations with respect to then unasserted claims) shall have occurred, third, to the payment of the Term Obligations in accordance with the distribution provisions of the Term Documents until the Discharge of Term Obligations (other than contingent indemnity obligations with respect to then unasserted claims) shall have occurred, and fourth, the balance, if any, to the Credit Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(c) Application of Proceeds of Term Priority Collateral. The ABL Collateral Agent and each Term Collateral Agent hereby agree that all Term Priority Collateral, and all Proceeds thereof, received by any of them in connection with any Exercise of Any Secured Creditor Remedies with respect to Term Priority Collateral shall be applied, first, to the payment of costs and expenses of each Term Collateral Agent and of each Term Agent in connection with such Exercise of Any Secured Creditor Remedies and to the payment of the Term Obligations, in each case, in accordance with the distribution provisions of the Term Documents until such costs and expenses are paid in full in cash and the Discharge of Term Obligations (other than contingent indemnity obligations with respect to then unasserted claims) shall have occurred, second, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations (other than contingent indemnity obligations with respect to then unasserted claims) shall have occurred; and

third, the balance, if any, to the Credit Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(d) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Collateral Agent shall have no obligation or liability to any Term Collateral Agent or to any other Term Secured Party, and each Term Collateral Agent shall have no obligation or liability to the ABL Collateral Agent or any other ABL Secured Party, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement so long as such exercise of remedies is conducted in a commercially reasonable manner, in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(e) Turnover of Cash Collateral After Discharge. Upon the Discharge of ABL Obligations, the ABL Collateral Agent shall (at the ABL Borrower’s expense) deliver to any Term Collateral Agent or shall execute such documents as each Term Collateral Agent may reasonably request to enable such Term Collateral Agent to have control over any Cash Collateral or Control Collateral still in such ABL Collateral Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Term Obligations, each Term Collateral Agent shall (at the expense of each Borrower incurring the Applicable Term Obligations) deliver to the ABL Collateral Agent or shall execute such documents as the ABL Collateral Agent may reasonably request to enable the ABL Collateral Agent to have control over any Cash Collateral or Control Collateral still in such Term Collateral Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

(f) Payments Over. Any Term Priority Collateral or Proceeds thereof received by the ABL Collateral Agent or any other ABL Secured Party in connection with the Exercise of Any Secured Creditor Remedies (including set-off or credit bid) or in any Insolvency Proceeding relating to the Term Priority Collateral or otherwise, in each case not expressly permitted by this Agreement or prior to the Discharge of Term Obligations shall be segregated and held in trust for the benefit of and forthwith paid over to any Term Collateral Agent (and/or its designees) for the benefit of the Term Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Term Collateral Agent is hereby authorized by the ABL Collateral Agent to make any such endorsements as agent for the ABL Collateral Agent or such other ABL Secured Party. This authorization is coupled with an interest and is irrevocable. Any ABL Priority Collateral or Proceeds thereof received by any Term Collateral Agent or any other Term Secured Party in connection with the Exercise of Any Secured Creditor Remedies (including set-off or credit bid) or in any Insolvency Proceeding relating to the ABL Priority Collateral or otherwise, in each case not expressly permitted by this Agreement or prior to the Discharge of ABL Obligations shall be segregated and held in trust for the benefit of and forthwith paid over to the ABL Collateral Agent (and/or its designees) for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Collateral Agent is hereby authorized by each Term Collateral Agent to make any such endorsements as agent for such Term Collateral Agent or such other Term Secured Party. This authorization is coupled with an interest and is irrevocable.

Section 4.2 Specific Performance. The ABL Collateral Agent and each Term Collateral Agent is hereby authorized to demand specific performance of this Agreement by the other Party, whether or not any Borrower or any Guarantor shall have complied with any of the provisions of any Credit Document, any Secured Swap Agreement or any Banking Services Agreement, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. The ABL Collateral Agent, for and on behalf of itself and the other ABL Secured Parties, and each Term Collateral Agent, for and on behalf of itself and the Other Applicable Term Secured Parties, hereby irrevocably waives any defence based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5

INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1 Notice of Acceptance and Other Waivers.

(a) The ABL Collateral Agent and the other ABL Secured Parties shall be deemed to have relied on this Agreement in respect of all ABL Obligations at any time made or incurred by any Borrower or any Guarantor, and each Term Collateral Agent, on behalf of itself and the Other Applicable Term Secured Parties, hereby waives notice of acceptance, or proof of reliance by the ABL Collateral Agent or any other ABL Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. The Term Collateral Agent and the other Term Secured Parties shall be deemed to have relied on this Agreement in respect of all Term Obligations at any time made or incurred by any Borrower or any Guarantor, and the ABL Collateral Agent, on behalf of itself and the other ABL Secured Parties, hereby waives notice of acceptance, or proof of reliance, by any Term Collateral Agent or any other Term Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Term Obligations.

(b) Neither the ABL Collateral Agent nor any other ABL Secured Party nor any of their respective Affiliates, directors, officers, employees, or agents shall be liable to any Term Collateral Agent, any other Term Secured Party, or any of their respective Affiliates for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Collateral Agent or any other ABL Secured Party honours (or fails to honour) a request by any Borrower for an extension of credit pursuant to the ABL Credit Agreement or any of the other ABL Documents, whether or not the ABL Collateral Agent or any other ABL Secured Party has knowledge that the honouring of (or failure to honour) any such request would constitute a default under the terms of any Term Agreement or any other Term Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Collateral Agent or any other ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any of the ABL Documents (subject to the express terms and conditions hereof), neither the ABL Collateral Agent nor any other ABL Secured Party shall have any liability whatsoever to any Term Collateral Agent or any other Term Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Collateral Agent and the other ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under the ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that any Term Collateral Agent or any of the other Term Secured Parties have in the Collateral, except as otherwise expressly set forth in this Agreement. Each Term Collateral Agent, on behalf of itself and the Other Applicable Term Secured Parties, agrees that neither the ABL Collateral Agent nor any other ABL Secured Parties shall incur any liability to any Term Secured Party as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to any of the ABL Documents, so long as such disposition is conducted in a commercially reasonable manner, in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(c) Neither any Term Collateral Agent nor any other Term Secured Party nor any of their respective Affiliates, directors, officers, employees, or agents shall be liable to the ABL Collateral Agent, any other ABL Secured Party, or any of their respective Affiliates for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If any Term Collateral Agent or any other Term Secured Party honours (or fails to honour) a request by any Borrower for an extension of credit pursuant to any Term Agreement, any other Term Document, any Secured Swap Agreement or any Banking Services Agreement, whether or not any Term Collateral Agent or any other Term Secured Party has knowledge that the honouring of (or failure to honour) any such request would constitute a default under the terms of the ABL Credit Agreement or any other ABL Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if any Term Collateral Agent or any other Term Secured Party otherwise should exercise any of its contractual rights or remedies under any Term Document, any Secured Swap Agreement or any Banking Services Agreement (subject to the express terms and conditions hereof), neither any Term Collateral Agent nor any other Term Secured Party shall have any liability whatsoever to the ABL Collateral Agent or any other ABL Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). Each Term Collateral Agent and the other Term Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any Term Document, any Secured Swap Agreement or any Banking Services Agreement as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Collateral Agent or any other ABL Secured Party has in the Collateral, except as otherwise expressly set forth in this Agreement. The ABL Collateral Agent, on behalf of itself and the other ABL Secured Parties, agrees that neither any Term Collateral Agent nor any Term Secured Parties shall incur any liability to any ABL Secured Party as a result of a sale, lease, license, application, or other disposition of the Collateral or any part or Proceeds thereof, pursuant to any of the Term Documents, so long as such disposition is conducted in a commercially reasonable manner, in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

Section 5.2 Modifications to ABL Documents and Term Documents.

(a) Each Term Collateral Agent, on behalf of itself and the other Term Secured Parties, hereby agrees that, without affecting the obligations of any Term Collateral Agent or any other Term Secured Party hereunder, the ABL Collateral Agent and each of the other ABL Secured Parties may, at any time and from time to time pursuant to the terms thereof, in its sole discretion without the consent of or notice to any Term Collateral Agent or any other Term Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to any Term Collateral Agent or any other Term Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Documents in any manner whatsoever in accordance with the terms thereof, including, without limitation, to:

(i) change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the ABL Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the ABL Obligations or any of the ABL Documents;

(ii) retain or obtain a Lien on any Property of any Person to secure any of the ABL Obligations, and in connection therewith to enter into any additional ABL Documents;

(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the ABL Obligations;

(iv) release its Lien on any Collateral or other Property;

(v) exercise or refrain from exercising any rights against any Borrower, any Guarantor, or any other Person;

(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the ABL Obligations; and

(vii) otherwise manage and supervise the ABL Obligations as the ABL Collateral Agent or any other ABL Secured Party shall deem appropriate.

(b) The ABL Collateral Agent, on behalf of itself and the other ABL Secured Parties, hereby agrees solely as between the Parties that, without affecting the obligations of the ABL Collateral Agent or any other ABL Secured Party hereunder, each Term Collateral Agent and each of the other Term Secured Parties may, at any time and from time to time pursuant to the terms thereof, in their sole discretion without the consent of or notice to the ABL Collateral Agent or any other ABL Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the ABL Collateral Agent or any other ABL Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any Term Document, any Secured Swap Agreement or any Banking Services Agreement in any manner whatsoever in accordance with the terms thereof, including, without limitation, to:

(i) change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Term Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Term Obligations or any Term Document, any Secured Swap Agreement or any Banking Services Agreement;

(ii) retain or obtain a Lien on any Property of any Person to secure any of the Term Obligations, and in connection therewith to enter into any additional Term Documents;

(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Term Obligations;

(iv) release its Lien on any Collateral or other Property;

(v) exercise or refrain from exercising any rights against any Borrower, any Guarantor, or any other Person;

(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Term Obligations; and

(vii) otherwise manage and supervise the Term Obligations as any Term Collateral Agent or any other Term Secured Party shall deem appropriate.

(c) So long as the Discharge of ABL Obligations has not occurred, no Term Collateral Agent shall, without the prior written consent of the ABL Collateral Agent, consent to amend, supplement or otherwise modify any, or enter into, file or make any new, Term Collateral Document relating to Collateral to the extent such amendment, supplement or modification, or the terms of such new Term Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. So long as the Discharge of Term Obligations has not occurred, the ABL Collateral Agent shall not, without the prior written consent of each Term Collateral Agent, consent to amend, supplement or otherwise modify any, or enter into, file or make any new, ABL Collateral Document relating to Collateral to the extent such amendment, supplement or modification, or the terms of such new ABL Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. Each of the ABL Collateral Agent, the Term Loan Collateral Agent and the Notes Collateral Agent agrees that each ABL Collateral Document or Term Collateral Document, as applicable, that is an agreement relating to Collateral shall include the following language (or language to similar effect approved by the ABL Collateral Agent and each Term Collateral Agent):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to the [Term Loan Collateral Agent] [Notes Collateral Agent] [ABL Collateral Agent] pursuant to this Agreement and the exercise of any right or remedy by the [Term Loan Collateral Agent] [Notes Collateral Agent] [ABL Collateral Agent] hereunder are subject to the limitations and provisions of the Intercreditor Agreement, dated as of July 13, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”), among Morgan Stanley Senior Funding, Inc., as ABL Collateral Agent, JPMorgan Chase Bank, N.A., as Term Loan Collateral Agent, and BNY Trust Company of Canada, as Notes Collateral Agent, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms of this Agreement with respect to any right or remedy of the Secured Parties relating to the Collateral, the terms of the ABL Intercreditor Agreement shall govern and control.”

(d) Nothwithstanding anything to the contrary contained herein, each of the ABL Obligations and the Term Obligations may be refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any ABL Document or any Term Document) of the ABL Collateral Agent, any other ABL Secured Party, any Term Collateral Agent or any other Term Secured Party, as the case may be, all without affecting the Lien Priorities provided for herein or the other provisions hereof, provided, however, that the holders of such refinancing Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the ABL Collateral Agent or any Term Collateral Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to such ABL Collateral Agent or such Term Collateral Agent, as the case may be, and any such refinancing transaction shall be in accordance with any applicable provisions of the ABL Documents and the Term Documents.

Section 5.3 Reinstatement and Continuation of Agreement.

(a) If the ABL Collateral Agent or any other ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. The ABL Collateral Agent shall use commercially reasonable efforts to give written notice to each Term Collateral Agent of the occurrence of any such ABL Recovery (provided that the failure to give such notice shall not affect the ABL Collateral Agent’s rights hereunder, except it being understood that no Term Collateral Agent shall be charged with knowledge of such ABL Recovery or required to take any actions based on such ABL Recovery until it has received such written notice of the occurrence of such ABL Recovery). All rights, interests, agreements, and obligations of the ABL Collateral Agent, each Term Collateral Agent, each other ABL Secured Party, and each other Term Secured Party under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defence available to, or a discharge of any Borrower or any Guarantor in respect of all or any portion of the ABL Obligations or Term Obligations. No priority or right of the ABL Collateral Agent or any other ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Collateral Agent or any other ABL Secured Party may have.

(b) If any Term Collateral Agent or any other Term Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the Term Obligations (a “Term Recovery”), then the Term Obligations shall be reinstated to the extent of such Term Recovery. If this Agreement shall have been terminated prior to such Term Recovery, this Agreement shall be reinstated in full force and effect in the event of such Term Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. Each Term Collateral Agent shall use commercially reasonable efforts to give written notice to the ABL Collateral Agent of the occurrence of any such Term Recovery (provided that the failure to give such notice shall not affect any Term Collateral Agent’s rights hereunder, except it being understood that the ABL Collateral Agent shall not be charged with knowledge of such Term Recovery or required to take any actions based on such Term Recovery until it has received such written notice of the occurrence of such Term Recovery). All rights, interests, agreements, and obligations of the ABL Collateral Agent, each Term Collateral Agent, each other ABL Secured Party, and each other Term Secured Party under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defence available to, or a discharge of any Borrower or any Guarantor in respect of all or any portion of the ABL Obligations or Term Obligations. No priority or right of any Term Collateral Agent or any other

Term Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any Term Document, any Secured Swap Agreement or any Banking Services Agreement, regardless of any knowledge thereof which any Term Collateral Agent or any other Term Secured Party may have.

Section 5.4 Cooperation. Each Term Collateral Agent, for and on behalf of itself and the Other Applicable Term Secured Parties, agrees that each of them shall take such actions as the ABL Collateral Agent shall reasonably request in connection with the exercise by any of the ABL Secured Parties of its rights set forth herein. The ABL Collateral Agent, for and on behalf of itself and the other ABL Secured Parties, agrees that each of them shall take such actions as any Term Collateral Agent shall reasonably request in connection with the exercise by any of the Term Secured Parties of its rights set forth herein.

ARTICLE 6

INSOLVENCY PROCEEDINGS

Section 6.1 DIP Financing.

(a) If any Borrower or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Collateral Agent or any of the other ABL Secured Parties shall seek to provide any Borrower or any Guarantor any debtor-in-possession financing (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the ABL Priority Collateral, then each Term Collateral Agent, on behalf of itself and the Other Applicable Term Secured Parties, shall be deemed to consent and agrees that it will raise no objection and will not support any objection to such DIP Financing or to the Liens securing the same on any grounds; provided that (i) such Term Collateral Agent retains its Lien on the Collateral to secure the Applicable Term Obligations (in each case, including Proceeds thereof arising after the commencement of the Insolvency Proceeding) and, as to the Term Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the Insolvency Proceeding and any Lien on Term Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of such Term Collateral Agent on the Term Priority Collateral, and (ii) all Liens on ABL Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of any ABL Collateral Agent and the other ABL Secured Parties securing the ABL Obligations on ABL Priority Collateral, (iii) the total principal amount of the loans under such DIP Financing shall not exceed the DIP Financing Maximum Amount; provided further that (x) any such Liens in favour of the ABL Collateral Agent and such Term Collateral Agent shall be subject to the provisions of Section 6.1(c) hereof and (y) the foregoing provisions of this Section 6.1(a) shall not prevent any Term Collateral Agent or any of the other Term Secured Parties from objecting to any provision in any DIP Financing (i) relating to any provision or content of a plan of reorganization or (ii) expressly requiring the liquidation of the Term Priority Collateral prior to a default under the DIP Financing documentation.

(b) If any Borrower or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of Term Obligations, and any Term Collateral Agent or any of the other Term Secured Parties shall seek to provide any Borrower or any Guarantor with, or consent to a third party providing, any DIP Financing, with such DIP Financing to be secured by all or any portion of the Term Priority Collateral, then the ABL Collateral Agent, on behalf of itself and the other ABL Secured Parties, shall be deemed to consent and agrees that it will raise no objection and will not support any objection to such DIP Financing or to the Liens securing the same on the grounds; provided that (i) the ABL Collateral Agent retains its Lien on the Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Insolvency Proceeding) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Insolvency Proceeding and any Lien on ABL Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of such ABL Collateral Agent on the ABL Priority Collateral, (ii) all Liens on Term Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of each Term Collateral Agent and the other Term Secured Parties securing any of the Term Obligations on Term Priority Collateral, and (iii) the total principal amount of the loans under such DIP Financing shall not exceed the DIP Financing Maximum Amount; provided further that (x) any such Liens in favour of such Term Collateral Agent and the ABL Collateral Agent shall be subject to the provisions of Section 6.1(c) hereof and (y) the foregoing provisions of this Section 6.1(b) shall not prevent the ABL Collateral Agent or any of the other ABL Secured Parties from objecting to any provision in any DIP Financing (i) relating to any provision or content of a plan of reorganization or (ii) expressly requiring the liquidation of the ABL Priority Collateral prior to a default under the DIP Financing documentation.

(c) All Liens granted to the ABL Collateral Agent or any Term Collateral Agent in any Insolvency Proceeding are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

Section 6.2 Relief From Stay. Until the Discharge of ABL Obligations has occurred, each Term Collateral Agent, on behalf of itself and the Other Applicable Term Secured Parties, agrees not to seek relief from any stay of proceedings in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without each ABL Collateral Agent’s express written consent. Until the Discharge of Term Obligations has occurred, the ABL Collateral Agent, on behalf of itself and the other ABL Secured Parties, agrees not to seek relief from any stay of proceedings in any Insolvency Proceeding in respect of any portion of the Term Priority Collateral without each Term Collateral Agent’s express written consent. In addition, no Agent shall seek any relief from any stay of proceedings in any Insolvency Proceedings in respect to any Collateral without providing seven (7) business days’ prior written notice to the other Agents, unless such period is agreed by each Agent to be modified or unless the ABL Collateral Agent or any Term Collateral Agent, as applicable, makes a good faith determination that either (A) the ABL Priority Collateral or the Term Priority Collateral, as applicable, will decline speedily in value, or (B) the failure to take any action will have a reasonable likelihood of endangering the ABL Collateral Agent’s or such Term Collateral Agent’s ability to realize upon its Collateral.

Section 6.3 Asset Dispositions. Each Term Collateral Agent agrees, on behalf of itself and the Other Applicable Term Secured Parties, that it will not oppose any disposition consented to by the ABL Collateral Agent of any ABL Priority Collateral pursuant to Section 63 of the PPSA (or any similar provision under any other applicable law) so long as the proceeds of such disposition are applied in accordance with this Agreement or the Secured Parties’ Liens attach to such proceeds subject to the same Lien Priority and relative rights in respect thereof as provided herein for the ABL Priority Collateral. The ABL Collateral Agent agrees, on behalf of itself and the other ABL Secured Parties, that it will not oppose any disposition consented to by any Term Collateral Agent of any Term Priority Collateral pursuant to Section 63 of the PPSA (or any similar provision under any other applicable law) so long as the proceeds of such disposition are applied in accordance with this Agreement or the Secured Parties’ Liens attach to such proceeds subject to the same Lien Priority and relative rights in respect thereof as provided herein for the Term Priority Collateral. If such disposition of Collateral includes both ABL Priority Collateral and Term Priority Collateral and the Parties are unable after negotiating in good faith to agree on the allocation of the purchase price between the ABL Priority Collateral and Term Priority Collateral, either Party may apply to the court in such Insolvency Proceeding to make a determination of such allocation, and the court’s determination shall be binding upon the Parties.

Section 6.4 Separate Grants of Security and Separate Classification. Each Term Collateral Agent, each other Term Secured Party, the ABL Collateral Agent and each ABL Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Collateral Documents, on the one hand, and the Term Collateral Documents, on the other hand, constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Obligations, do not give rise to a “commonality of interest” are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Term Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Term Obligation claims against the Credit Parties (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term Priority Collateral is sufficient (for this purpose ignoring all other claims held by the Secured Parties), the ABL Secured Parties or the Term Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that are available from each pool of Priority Collateral for the satisfaction of each of the applicable ABL Obligation claims and the applicable Term Obligation claims, respectively, before any distribution is made in respect of the other claims held by the Secured Parties, with the Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries).

Section 6.5 Effectiveness. The provisions of this Agreement are intended to be and shall be effective under Section 38 of the PPSA.

Section 6.6 ABL Obligations Unconditional. All rights of the ABL Collateral Agent hereunder, and all agreements and obligations of each Term Collateral Agent hereunder, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Credit Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or Term Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Credit Document;

(iii) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the ABL Obligations or Term Obligations, or any guarantee or guaranty of any thereof; or

(iv) any other circumstances that otherwise might constitute a defence (other than payment in full of the ABL Obligations) available to, or a discharge of, any Credit Party in respect of any of the ABL Obligations or Term Obligations, or any Term Collateral Agent or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.7 Term Obligations Unconditional. All rights of each Term Collateral Agent hereunder, and all agreements and obligations of the ABL Collateral Agent hereunder, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Credit Document, any Secured Swap Agreement or any Banking Services Agreement;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations or Term Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Credit Document, any Secured Swap Agreement or any Banking Services Agreement;

(iii) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the ABL Obligations or Term Obligations, or any guarantee or guaranty of any thereof; or

(iv) any other circumstances that otherwise might constitute a defence (other than payment in full of the Term Obligations) available to, or a discharge of, any Credit Party in respect of any of the Term Obligations, or of the ABL Collateral Agent or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.8 Post-Petition Interest, Fees and Expenses.

(a) Each Secured Party may during any Insolvency Proceeding, receive payments of post-petition interest, expenses and fees.

Section 6.9 Filing of Motions. Except as expressly set forth in this Article 6, until the Discharge of ABL Obligations has occurred, each Term Collateral Agent agrees on behalf of itself and the Other Applicable Term Secured Parties that no such Term Secured Party shall in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the ABL Priority Collateral, including, without limitation, with respect to the determination of any Liens or claims (including the validity and enforceability thereof) held by the ABL Collateral Agent or any other ABL Secured Party or the value of any claims of such parties in each such case if such action is inconsistent with the terms and limitations imposed hereby on the Term Secured Parties; provided that each Term Secured Party may (i) file proof of claims and vote on any plan of reorganization or plan or arrangement in an Insolvency Proceeding of any Credit Party, (ii) file a claim or statement of interest with respect to any of the Term Obligations owed to it in any Insolvency Proceeding of any Credit Party and (iii) file any pleading, motion, objection or agreement, and take any position at any hearing or proceeding, under any Insolvency Proceeding of any Credit Party which asserts rights available to unsecured creditors of any Credit Party arising under such Insolvency Proceeding or applicable non-bankruptcy law, in each case of the foregoing clauses (i), (ii) and (iii), subject to the limitations imposed hereby on the Term Secured Parties. Except as expressly set forth in this Article 6, until the Discharge of Term Obligations has occurred, the ABL Collateral Agent agrees on behalf of itself and the other ABL Secured Parties that no such ABL Secured Party shall in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Term Priority Collateral, including, without limitation, with respect to the determination of any Liens or claims (including the validity and enforceability thereof) held by any Term Collateral Agent or any other Term Secured Party or the value of any claims of such parties in each such case if such action is inconsistent with the terms and limitations imposed hereby on the ABL Secured Parties; provided that each ABL Secured Party may (i) file proof of claims and vote on any plan of reorganization or plan of arrangement in an Insolvency Proceeding of any Credit Party, (ii) file a claim or statement of interest with respect to any of the ABL Obligations owed to it in any Insolvency Proceeding of any Credit Party and

(iii) file any pleading, motion, objection or agreement, and take any position at any hearing or proceeding, under any Insolvency Proceeding of any Credit Party which asserts rights available to unsecured creditors of any Credit Party arising under such Insolvency Proceeding or applicable non-bankruptcy law, in each case of the foregoing clauses (i), (ii) and (iii), subject to the limitations imposed hereby on the ABL Secured Parties.

Section 6.10 Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, plan of arrangement or similar dispositive restructuring plan, both on account of ABL Obligations and on account of any Term Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of such Term Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Rights of Subrogation. Each Term Collateral Agent, for and on behalf of itself and the Other Applicable Term Secured Parties, agrees that no payment to the ABL Collateral Agent or any other ABL Secured Party pursuant to the provisions of this Agreement shall entitle such Term Collateral Agent or any Other Applicable Term Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Collateral Agent agrees to execute such documents, agreements, and instruments as any Term Collateral Agent or any other Term Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Collateral Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Collateral Agent are paid by such Person upon request for payment thereof. The ABL Collateral Agent, for and on behalf of itself and the other ABL Secured Parties, agrees that no payment to any Term Collateral Agent or any other Term Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Collateral Agent or any other ABL Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Term Obligations shall have occurred. Following the Discharge of Term Obligations, each Term Collateral Agent agrees to execute such documents, agreements, and instruments as the ABL Collateral Agent or any other ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Applicable Term Obligations resulting from payments to such Term Collateral Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Term Collateral Agent are paid by such Person upon request for payment thereof.

Section 7.2 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Collateral Agent or any Term Collateral Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

Section 7.3 Representations. Each Term Collateral Agent represents and warrants to the ABL Collateral Agent that it has the requisite power and authority under the applicable Term Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Other Applicable Term Secured Parties and that this Agreement shall be a binding obligation of such Term Collateral Agent and the Other Applicable Term Secured Parties, enforceable against such Term Collateral Agent and the Other Applicable Term Secured Parties in accordance with its terms. The ABL Collateral Agent represents and warrants to each Term Collateral Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the other ABL Secured Parties and that this Agreement shall be a binding obligation of the ABL Collateral Agent and the other ABL Secured Parties, enforceable against the ABL Collateral Agent and the other ABL Secured Parties in accordance with its terms.

Section 7.4 Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by each Term Collateral Agent and the ABL Collateral Agent (and, in the case of any such amendment or waiver that directly affects the rights, interests, liabilities or privileges of any Credit Party, by such Credit Party, and no Credit Party shall be charged with knowledge of or be obliged to comply with the terms of any such amendment or waiver that is not contained in a written agreement executed or acknowledged by such Credit Party) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding anything in this Section 7.4 to the contrary (i) this Agreement may be amended from time to time at the request of any Secured Party or Credit Party and without the consent of the ABL Collateral Agent, any other ABL Secured Party, the Term Loan Collateral Agent, any other Term Loan Secured Party, the Notes Collateral Agent or any other Notes Secured Party to (x) provide for a replacement ABL Collateral Agent in accordance with the ABL Documents (including for the avoidance of doubt to provide for a replacement ABL Collateral Agent assuming such role in connection with any refinancing of the ABL Credit Agreement permitted hereunder), (y) provide for a replacement Term Loan Collateral Agent in accordance with the Term Loan Documents (including for the avoidance of doubt to provide for a replacement Term Loan Collateral Agent assuming such role in connection with any refinancing of any Term Loan Credit Agreement permitted hereunder) or (z) provide for a replacement Notes Collateral Agent in accordance with the Notes Documents (including for the avoidance of doubt to provide for a replacement Notes Collateral Agent assuming such role in connection with any refinancing of the Indenture permitted hereunder) and (ii) additional Credit Parties may acknowledge receipt of a copy of this Agreement by delivering an executed Acknowledgment hereof to the ABL Collateral Agent, the Term Loan Collateral Agent and the Notes Collateral Agent.

Section 7.5 Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

ABL Collateral Agent:	Morgan Stanley Senior Funding, Inc.
Global Banking Operations
1 Pierrepont Plaza, 7th Floor
Brooklyn, NY 11201

Attention: Stephen Giacolone
Telephone No.: (718) 754-2425
Fax No.: (212) 507-6680

Term Loan Collateral Agent:	JPMorgan Chase Bank, N.A.
1111 Fannin Street, 10th Floor
Houston, Texas 77002

Attention: Beth Rarich, Loan & Agency Services Group
Telephone No.: (713) 750-3757
Fax No.: (713) 427-6408

Notes Collateral Agent:	BNY Trust Company of Canada
4 King Street West, Suite 1101
Toronto, ON, Canada M5H 1B6

Attention: George A. Bragg
Telephone No.: (416) 933-8505
Fax No.: (416) 360-1711

Section 7.6 No Waiver, Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.7 Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) subject to Section 5.3, remain in full force and effect until the Discharge of ABL Obligations and the Discharge of Term Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Credit Party shall include any Credit Party as debtor-in-possession and any receiver or trustee for such Credit Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Collateral Agent, any other ABL Secured Party, any Term Collateral Agent, or any other Term Secured Party may assign or otherwise transfer all or any portion of the ABL Obligations or the Term Obligations, as applicable, to any other Person (other than any Borrower, any Guarantor or any Affiliate of any Borrower or any Guarantor (except as provided in any ABL Credit Agreement or any Term Agreement, as applicable), or any Subsidiary of any Borrower or any Guarantor), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to such ABL Collateral Agent, such Term Collateral Agent, such other ABL Secured Party, or such other Term Secured Party, as the case may be, herein or otherwise. Each of the ABL Secured Parties and the Term Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Credit Party on the faith hereof.

Section 7.8 Governing Law: Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts, including by means of facsimile or “pdf” file thereof, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or “pdf” shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Secured Parties and the Term Secured Parties. No other Person (including any Borrower, any Guarantor or any Affiliate of any Borrower or any Guarantor, or any Subsidiary of any Borrower or any Guarantor) shall be deemed to be a third party beneficiary of this Agreement.

Section 7.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.12 Severability. Any of the provisions in this Agreement held to be invalid, illegal or unenforceable in any jurisdiction in any respect shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability and such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.13 Attorneys Fees. The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought and whether incurred before or after judgment.

Section 7.14 Replacement/Refinancing. If at any time in connection with or after the Discharge of ABL Obligations, PNI enters into any replacement of the ABL Facility secured by all or a portion of the ABL Priority Collateral on a first-priority basis or all or a portion of the Term Priority Collateral on a third-priority basis (or, following the Discharge of Term Loan Obligations or the Discharge of Notes Obligations, on a second-priority basis), then such prior Discharge of ABL Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, the Term Facilities, the ABL Facility, the ABL Collateral Documents and the Term Collateral Documents, and the obligations under such replacement ABL Facility shall automatically be treated as ABL Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of the ABL Priority Collateral or the Term Priority Collateral (or the applicable portion thereof) set forth herein. Notwithstanding any replacement or refinancing of the ABL Facility or the entering into of a new ABL Facility (whether or not such replacement or refinancing of the ABL Facility immediately follows any prior discharge of the ABL Facility previously in existence), the Term Obligations shall be, in addition to being secured by the Term Priority Collateral, secured by the ABL Priority Collateral, it being understood that during the period the ABL Facility is not in existence (i) if the Discharge of Term Loan Obligations shall not have occurred, the Term Loan Obligations will be secured by a first-priority Lien, and the Notes Obligations will be secured by a second-priority Lien, in all of the Collateral and (ii) if the Discharge of Term Loan Obligations shall have occurred, the Notes Obligations will be secured by a first-priority Lien in all of the Collateral (in any such instance, subject to Liens permitted pursuant to the refinancing Notes Documents).

If at any time in connection with or after the Discharge of Term Loan Obligations or Notes Obligations, as the case may be, PNI enters into any replacement of the Term Loan Obligations or the Notes Obligations, as the case may be, secured by all or a portion of the Term Priority Collateral on a first- or second-priority basis, as applicable, or by all or a portion of the ABL Priority Collateral on a second- or third-priority basis, as applicable, then (i) such prior Discharge of Term Loan Obligations or Notes Obligations, as the case may be, shall automatically be deemed not to have occurred for all purposes of this Agreement, the Term Facilities, the ABL Facility and the Collateral Documents, and (ii) the Obligations under any such replacement Term Facility shall automatically be treated as Term Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of the Term Priority Collateral or the ABL Priority Collateral (or the applicable portion thereof) set forth herein. Notwithstanding any replacement or refinancing of any Term Facility or the entering into of a new Term Facility (whether or not such replacement or refinancing of the applicable Term Facility immediately follows any prior discharge of the Term Facility previously in existence), the ABL Obligations shall be, in addition to being secured by the ABL Priority Collateral, secured by the Term Priority Collateral, it being understood that during the period one or both of the Term Facilities is not in existence (i) if the Discharge of Term Obligations shall not have occurred, the ABL Obligations will be secured by a first-priority Lien in the ABL Priority Collateral and a second-priority in the Term Priority Collateral and (ii) if the Discharge of Term Obligations shall have occurred, the ABL Obligations will be secured by a first-priority Lien in all of the Collateral (in any such instance, subject to Liens permitted pursuant to the refinancing ABL Documents).

Notwithstanding anything to the contrary contained herein, in connection with any refinancing or replacement contemplated by the foregoing, this Agreement may be amended at the request and sole expense of the Borrower, and without the consent of any lender under any Term Facility or the ABL Facility, the Term Loan Administrative Agent, the ABL Administrative Agent, any Noteholder or the Notes Trustee, (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement indebtedness in compliance with this Agreement and (b) to establish that Liens on any Collateral securing such refinancing or replacement Indebtedness shall have the same priority (or junior priority) as the Liens on any Collateral securing the Indebtedness being refinanced or replaced.

Section 7.15 VENUE; JURY TRIAL WAIVER.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE PROVINCE OF ONTARIO, AND ANY APPELLATE COURT THEREFROM, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE

PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM MAY BE HEARD AND DETERMINED IN SUCH ONTARIO COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY ABL SECURED PARTY OR ANY TERM SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION, PROCEEDING OR COUNTERCLAIM RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, ANY SECURED SWAP AGREEMENT OR ANY BANKING SERVICES AGREEMENT AGAINST ANY OTHER SECURED PARTY OR ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.16 Intercreditor Agreement. This Agreement is the ABL Intercreditor Agreement referred to in the Original ABL Credit Agreement and each of the Original Term Agreements. Nothing in this Agreement shall be deemed to subordinate the obligations due (i) to any ABL Secured Party to the obligations due to any Term Secured Party or (ii) to any Term Secured Party to the obligations due to any ABL Secured Party, in each case whether before or after the occurrence of an Insolvency Proceeding, it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness. Nothing herein shall be deemed to create a partnership or joint venture between or among any of the Secured Parties and no Secured Party shall be liable for the acts or omissions of any other Secured Party, nor shall this Agreement establish or be deemed to establish joint and several liability of any of the Secured Parties to any other Secured Party or any Credit Party. In furtherance and not as a limitation of the foregoing, the ABL Collateral Agent, on behalf of all ABL Secured Parties, agrees that (a) no Term Loan Secured Party shall have any obligation or liability to any ABL Secured Party for any breach of any of the provisions of this Agreement to the extent such breach has been caused by (i)

any action or omission of any Notes Secured Party and (ii) not by any action or omission of such Term Loan Secured Party and (b) no Notes Secured Party shall have any obligation or liability to any ABL Secured Party for any breach of any of the provisions of this Agreement to the extent such breach has been caused by (i) any action or omission of any Term Loan Secured Party and (ii) not by any action or omission of such Notes Secured Party.

Section 7.17 No Warranties or Liability. Each Term Collateral Agent and the ABL Collateral Agent acknowledge and agree that none has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any ABL Document, any Term Document, any Secured Swap Agreement or any Banking Services Agreement. Except as otherwise provided in this Agreement, each Term Collateral Agent and the ABL Collateral Agent will be entitled to manage and supervise their respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.18 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Document (including the Term Intercreditor Agreement), as between each of the ABL Secured Parties, on the one hand, and each of the Term Secured Parties, on the other hand, the provisions of this Agreement shall govern (it being understood that, in the event of any conflict between the provisions of this Agreement and the provisions of the Term Intercreditor Agreement, as between each of the Term Loan Secured Parties, on the one hand, and each of the Notes Secured Parties, on the other hand, the provisions of the Term Intercreditor Agreement shall govern).

Section 7.19 Information Concerning Financial Condition of the Credit Parties. Each Term Collateral Agent and the ABL Collateral Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Credit Parties and all other circumstances bearing upon the risk of nonpayment of any of the ABL Obligations or Term Obligations. Each Term Collateral Agent and the ABL Collateral Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event any Term Collateral Agent or the ABL Collateral Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, (b) it makes no representation as to the accuracy or completeness of any such information and (c) the party receiving such information hereby indemnifies and holds harmless the other party from and against any and all losses, claims, damages, liabilities and expenses to which such receiving party may become subject arising out of or in connection with the use of such information.

Section 7.20 Term Intercreditor Agreement. It is hereby agreed that any of the Term Secured Parties (as among themselves) may enter into intercreditor agreements or similar arrangements (including without limitation the Term Intercreditor Agreement dated as of the date hereof between the Term Collateral Agent and the Notes Collateral Agent) governing the rights, benefits and privileges as among the Term Secured Parties in respect of the Collateral, this Agreement and the other Term Documents, including as to application of proceeds of the Collateral, control of the Collateral and waivers, modifications and releases with respect to the Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement (each, as such agreement or arrangement may be amended, supplemented, restated or otherwise modified from time to time, a “Term Intercreditor Agreement”). In the event that any Term Intercreditor Agreement exists, the provisions thereof shall not, as between any of the ABL Secured Parties, on the one hand, and the any of the Term Secured Parties, on the other hand, be (or be construed to be) an amendment, modification or other change to this Agreement and the provisions of this Agreement shall remain in full force and effect in accordance with the terms hereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof).

Section 7.21 Provisions Solely to Define Relative Rights. Nothing in this Agreement is intended to or shall impair the obligations of any Credit Party, which are absolute and unconditional, to pay the ABL Obligations, Notes Obligations or Term Loan Obligations as and when the same shall become due and payable in accordance with their terms. Nothing in this Agreement is intended to or shall grant any Secured Party any greater or additional rights, as against the Credit Parties, in any of the Collateral than the rights granted in respect of such Collateral pursuant to the other ABL Documents, the Notes Documents or the Term Loan Documents, as applicable.

[Signature pages follow]

IN WITNESS WHEREOF, the ABL Collateral Agent, for and on behalf of itself and the other ABL Secured Parties, and each Term Collateral Agent, for and on behalf of itself and the Other Applicable Term Secured Parties, have caused this Agreement to be duly executed and delivered as of the date first above written.

MORGAN STANLEY SENIOR FUNDING, INC., as ABL Collateral Agent

By:	/s/ Lisa M. Hanson
	Name:	Lisa M. Hanson
	Title:	Authorized Signatory

JPMORGAN CHASE BANK, N. A., as Term Loan Collateral Agent

By:	/s/ Peter B. Thauer
	Name:	Peter B. Thauer
	Title:	Executive Director

BNY TRUST COMPANY OF CANADA, as Notes Collateral Agent

By:	/s/ Pamela Lively
	Name:	Pamela Lively
	Title:	Authorized Signatory

ACKNOWLEDGMENT

Each Borrower and each Guarantor hereby acknowledges that it has received a copy of this Agreement.

BORROWER

POSTMEDIA NETWORK INC.

By:	/s/ Steven Pasternak
	Name:	Steven Pasternak
	Title:	Senior Vice President and General Counsel

GUARANTORS:

POSTMEDIA NETWORK CANADA CORP.

By:	/s/ Steven Pasternak
	Name:	Steven Pasternak
	Title:	Senior Vice President and General Counsel

[Signature Page – Intecreditor Agreement]